UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Protocol

On April 6, 2015, FedEx Corporation (“FedEx”) and TNT Express N.V. (“TNT Express”) entered into a conditional agreement (the “Merger Protocol”) on a recommended all-cash offer for all issued and outstanding ordinary shares, including shares represented by American Depositary Receipts, (the “Shares”) of TNT Express (the “Offer”), for a cash offer price of €8.00 per share cum dividend except for the TNT Express final 2014 dividend of €0.08 per share (the “Offer Price”). The transaction values TNT Express at an implied equity value of approximately €4.4 billion ($4.8 billion). FedEx intends to finance the Offer through available cash resources and existing and new debt arrangements. The proposed transaction will have no financing contingencies. FedEx will make a timely certain funds announcement as required by Section 7 Paragraph 4 of the Dutch Decree on Public Takeover Bids.

The Executive Board and Supervisory Board of TNT Express (the “Boards”) believe the Offer to be in the best interest of TNT Express and its stakeholders, including its shareholders, and have unanimously approved the terms of the Merger Protocol. Subject to the terms of the Merger Protocol, the Boards intend to fully and unanimously support and recommend the Offer for acceptance to TNT Express’s shareholders, and vote in favor of the resolutions at the extraordinary general meeting (the “EGM”).

FedEx’s willingness to pay the Offer Price is predicated on the acquisition of 100% of the Shares. If FedEx acquires 95% or more of the Shares, FedEx will delist TNT Express from Euronext Amsterdam promptly and initiate statutory squeeze-out proceedings to obtain 100% of the Shares. If FedEx acquires less than 95% but at least 80% of the Shares, FedEx intends to acquire the entire business of TNT Express at the same price as the Offer Price pursuant to an asset sale, combined with a liquidation of TNT Express, to deliver such consideration to the remaining TNT Express shareholders (the “Asset Sale and Liquidation”). The Asset Sale and Liquidation is subject to approval by TNT Express’s shareholders at the EGM. Subject to the terms of the Merger Protocol, the Boards have agreed to unanimously recommend to the shareholders to vote in favor of the Asset Sale and Liquidation.

FedEx and TNT Express each made customary representations, warranties and covenants in the Merger Protocol, including, certain non-financial covenants with regard to strategy, governance, employees, integration, the TNT Express brand and retention matters.

Under the terms of the Merger Protocol, commencement of the Offer is subject to certain customary pre-offer conditions, including: (i) no material adverse effect having occurred and is continuing; (ii) no material breach of the Merger Protocol having occurred; (iii) receiving Dutch regulatory approval of the offer memorandum; (iv) no revocation or amendment of the recommendation by the Boards; (v) no Superior Offer (as defined below) agreed upon or launched; (vi) no third party being obliged and has announced to make, or has made a mandatory offer equal to the Offer Price having been made pursuant to Dutch law, or in connection with which no preference shares in the capital of TNT Express are outstanding; (vii) no issuance of an order, stay, injunction, judgment or decree prohibiting the consummation of the transaction; (viii) no notification that the Offer breaches Dutch offer rules; (ix) no trading suspension of the Shares as a result of a listing measure; and (x) the Stichting Continuïteit TNT Express (the “Foundation”) not having exercised its call option to have TNT Express preference shares issued unless certain conditions are met.

The Merger Protocol further provides that the consummation of the Offer will be subject to certain offer conditions, including: (i) minimum acceptance level of at least 95% of the Shares, which will be reduced to 80% if the Asset Sale and Liquidation is approved and certain conditions are satisfied, provided that FedEx may waive the minimum acceptance level if it is 65% or more; (ii) the EU and certain other key competition clearances having been obtained; (iii) no material adverse effect having occurred; (iv) no material breach of the Merger Protocol having occurred; (v) no revocation or amendment of the recommendations by the Boards; (vi) no Superior Offer (as defined below) agreed upon or launched; (vii) no third party being obliged and has announced to make, or has made a mandatory offer equal to the Offer Price having been made pursuant to Dutch law, or in connection with which no preference shares in the capital of TNT Express are outstanding; (viii) no issuance of a governmental or court order prohibiting the consummation of the transaction; (ix) no notification that the Offer breaches Dutch offer rules; (x) no trading suspension in the Shares as a result of a listing measure; and (xi) the Foundation not having exercised its call option to have preference shares in the capital of TNT Express issued unless certain conditions are met.

The Merger Protocol contains certain termination rights for FedEx and TNT Express. Upon termination of the Merger Protocol by FedEx on account of a material breach of the Merger Protocol by TNT Express or in the event that a bona fide third-party offeror makes an offer which is binding upon such party per the terms of the Merger Protocol (a “Superior Offer”), TNT Express will pay FedEx a €45 million termination fee. A Superior Offer must be (i) considered by the Boards to be substantially more beneficial to TNT Express than the Offer, (ii) exceed the Offer Price by at least 8% and (iii) launched or committed to be launched within eight weeks.

In the event of a Superior Offer, FedEx will be given the opportunity to match such offer, in which case the Merger Protocol may not be terminated by TNT Express. TNT Express has undertaken not to solicit third party offers.

The Merger Protocol also provides that FedEx will be required to pay TNT Express a reverse termination fee of €200 million in the event of (i) a material breach of the Merger Protocol by FedEx; (ii) the EU and certain other key competition clearances not having been obtained; or (iii) FedEx’s failure to commence or pursue the Offer despite all conditions having been satisfied or waived. The termination fees are without prejudice to each party’s rights under the Merger Protocol to demand specific performance.

The foregoing description of the Merger Protocol is qualified in its entirety by reference to the full text of the Merger Protocol, which is attached hereto as Exhibit 2.1.

A copy of the Merger Protocol has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about FedEx, TNT Express or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Protocol were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Protocol; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Protocol; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of FedEx, TNT Express or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Protocol, which subsequent information may or may not be fully reflected in FedEx’s or TNT Express’s public disclosures.

Irrevocable

On April 6, 2015, FedEx obtained an irrevocable undertaking (the “Irrevocable”) from PostNL N.V., which holds, as of the date of the Irrevocable, approximately 14.7% of the outstanding Shares of TNT Express. Pursuant to the terms of the Irrevocable, PostNL N.V. has committed to tender its shares under the Offer, if and when made, and to vote in favor of the resolutions proposed at the EGM. The Irrevocable contains certain customary undertakings and conditions.

The foregoing description of the Irrevocable is qualified in its entirety by reference to the full text of the Irrevocable, which is attached hereto as Exhibit 2.2.

Further Information

The offer memorandum will contain details of the Offer. For further information, reference is made to the offer memorandum, which is expected to be published during the second quarter of calendar 2015. TNT Express’s shareholders are advised to review the offer memorandum in detail and to seek independent advice where appropriate in order to reach a reasoned judgment in respect of the content of the offer memorandum and the Offer itself.

This disclosure is for information purposes only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. This disclosure does not constitute an offer to sell or issue or the solicitation of an offer to buy or acquire the securities of FedEx or TNT Express in any jurisdiction.

The distribution of this information may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, FedEx disclaims responsibility or liability for the violation of any such restrictions by any person. Failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. None of FedEx, TNT Express, or any of their advisors assumes responsibility for violation by any person of any of these restrictions. Any TNT Express shareholder who is in any doubt as to his or her position should consult an appropriate professional advisor without delay. This disclosure is not to be published or distributed in or to Canada or Japan.

SECTION 7. REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On April 7, 2015, FedEx and TNT Express issued a joint press release announcing the Offer, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished or filed as part of this Report, as applicable.

Exhibit Number	Description

2.1	Merger Protocol, dated as of April 6, 2015, between FedEx Corporation and TNT Express N.V.*

2.2	Irrevocable Undertaking, dated as of April 6, 2015, between FedEx Corporation and PostNL N.V.*

99.1	Press Release dated April 7, 2015.

*	Certain schedules to the Merger Protocol and an annex to the Irrevocable Undertaking have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FedEx agrees to furnish supplementally a copy of any omitted materials to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: April 9, 2015	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Merger Protocol, dated as of April 6, 2015, between FedEx Corporation and TNT Express N.V.*

2.2	Irrevocable Undertaking, dated as of April 6, 2015, between FedEx Corporation and PostNL N.V.*

99.1	Press Release dated April 7, 2015.

*	Certain schedules to the Merger Protocol and an annex to the Irrevocable Undertaking have been omitted pursuant to Item 601(b)(2) of Regulation S-K. FedEx agrees to furnish supplementally a copy of any omitted materials to the SEC upon its request.

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